Exhibit 99.1

FOMO WORLDWIDE REPORTS 137% pro forma REVENUE GROWTH TO $8.8 MILLION in 2022; updates investors on STRATEGY AND PLANNED acquisitions

Pittsburgh, PA, March 30, 2023 – FOMO WORLDWIDE, INC. (US OTC: FOMC) today announces that the Company generated roughly $8.8 million pro forma revenues in 2022 (consolidated and unaudited), up from $4.3 million in 2021 and $3.2 million in 2020, representing annual pro forma growth of 137% and a high double digit % compound annual growth rate (CAGR). On a reported basis, 2022 revenues grew over 1,000% from the prior year. Gains were primarily driven by strong K12 demand. Orders that had been largely unfulfilled due to pandemic closures and supply chain constraints led to record backlog at FOMO’s primary subsidiary SMARTSolution Technologies L.P. (“SST”) acquired in 2022.

In the period, SST’s equipment sales were roughly $8.3 million (93%), service and installation revenues were roughly $529,000 (6.9%), and shipping and other revenues were roughly $16,000 (0.1%). SST’s 2022 pro forma gross profit was $1.32 million (14.9%), impacted by inventory adjustments. Excluding write-downs and charges of roughly $272,000, SST’s pro forma adjusted gross profit was $1.59 million (18%). SST’s pro forma EBITDA excluding inventory charges, private company audit fees, one time professional fees, and interest expenses, was roughly $648,000 (7.3%). Capital expenditures were minimal, and adding back non-recurring items but including interest expense, SST’s 2022 unaudited pro forma unaudited adjusted net income was roughly $267,000. These figures exclude public company expenses and the impact of the rebranding of our clean tech business.

During the 2022, SST’s business benefited from its diamond reseller status with its primary vendor, whose lead product is interactive flat panels (IFP’s) commonly referred to in the industry as “Smart Boards”. During the year, SST’s average deal size increased significantly and helped drive revenues to near record levels for a 12 month period. Key wins included an order for over 250 IFP’s from school district in the Pittsburgh Metropolitan area with a total value of $1.3 million. To build its business, SST is broadening its outreach beyond K12 schools. For example, SST recently won business with a fraternal order police department, a large Allegheny County correctional institution, professional sports franchises in the city, healthcare and pharmaceutical companies, a Big East university, and other post-secondary institutions. Evolution of order flow beyond K12 is critical to success at SST as the business exits 2022 and looks to accelerate growth and improve profitability. The Company is also looking to cross-sell clean technologies, aquaponics, digital signage, and other to diversify its revenue mix.

Enhanced Financial Reporting

On the finance and accounting front, FOMO’s books are now in order after restating 1Q22 2Q22 and filing a previously unreported 3Q22 last week. The Company has enhanced its internal staff with new hires and promotions as well as the engagement of external advisors. The Company engaged a world class PCAOB audit firm, Urish Popeck & Co., LLC, which is an affiliate of the BDO network. We are looking for further expertise in our finance department and believe we may add to our team possibly through retention of key staff at planned acquisitions under letter of intent (LOI) in enterprise content, modular construction, analog and digital signage, and EdTech.

LMS and Enterprise Growth Plans

We recently met with our primary IFP vendor, and they were enthusiastic about our vision to target enterprises via learning management systems, online training and content, and compliance via acquisitions. They agreed with SST, that as far as EdTech products and services go, that is the area of greatest opportunity and greatest upside and margin. We now have a substantial M&A funnel that, if consummated, could let our Company finally breakaway and achieve the scope and scale necessary to be a public company in today’s highly complex regulatory landscape and volatile financial market.

FOMO HOUR To Be Held Wednesdays at 5:00pm ET

For further information, please see the investor sponsored FOMO WORLDWIDE, INC. Discord under “FOMO HOUR” @ https://discord.gg/uKMkc6XY5F. A transcript of this week’s event is being filed today with the SEC on Form 8-K at www.sec.gov (ticker FOMC). This investor meeting will be held Wednesdays at 5:00pm ET to update investors on our progress as we exit 2022 and build for the future.

SEC Reporting

FOMO recently regained SEC reporting compliance by filing restated results for the three months ended March 31, 2022 and the three and six months ended June 30, 2022 and previously unreported results for the three and nine months ended September 30, 2022. The Company is nearing completion of its 2022 audit including an independent valuation of the SST purchase in early 2022. Management believes Form 10-K for the period will be filed on time or with a short extension in order to remain compliant with SEC regulatory and OTC Pink Current reporting requirements.

About FOMO WORLDWIDE, INC.

FOMO WORLDWIDE, INC. (https://www.fomoworldwide.com/) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

About SMARTSolution Technologies L.P.

SMARTSolution Technologies L.P. (https://smarterguys.com/), a wholly owned subsidiary of FOMO WORLDWIDE, INC., is a Pittsburgh, PA–based audiovisual systems integration company that designs and builds presentation, teleconferencing and collaborative systems for businesses, education, and nonprofits including almost 200 school districts with hundreds of buildings and 200,000 students. SST is a leader in interactive display technologies for use in all type of curriculums and has been providing education technology solutions for over 27 years.

About CLEANSolution Technologies

CLEANSolution Technologies (https://www.cleansolutiontech.com/), also doing business as Energy Intelligence Center LLC, a wholly owned subsidiary of FOMO WORLDWIDE, INC., has over 10 years of experience in clean technology and energy efficiency technologies. CST offers clean air disinfection, LED retrofit, and HVAC management technologies and services with a focus on promoting clean air and higher energy efficiency levels in multi-family, commercial, and industrial buildings.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO WORLDWIDE, INC. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. Additionally, although the Company has announced letters of intent to acquire additional companies, there is absolutely no assurances that any such transactions will result in a completed acquisition. No information in this press release should be construed in any form, shape, or manner as an indication of the Company’s future revenues, financial condition, or stock price.

FOMO WORLDWIDE, INC.

Investor Relations

(630) 708-0750
IR@fomoworldwide.com